Exhibit 99.01

WindStream Technologies Issues Letter to Shareholders

NORTH VERNON, IN -- (Marketwired) -- 05/19/2015 -- WindStream Technologies, Inc. (OTCQB: WSTI) (“WindStream” or the “Company”) today announced the following Letter to Shareholders.

Letter from the President

Dear WindStream Shareholder,

I would like to take this opportunity to update you on the progress made at WindStream in 2015 and inform you of the Company’s plans for the future.

Our factory in North Vernon, Indiana is in full swing and we recently set a new record for production and shipping as we produced just under 1 MW of products in the month of March. We expect this volume will continue to grow as we scale up our capabilities and add production efficiencies to the process. The first quarter of 2015 was the Company’s largest sales quarter to date with combined revenue of $1,582,342, a 565% increase over the same period of 2014. Our total combined revenue for 2014 was $1,914,591, a 114% increase over the prior year, so we are trending in the right direction. We now have greater than 45 employees producing products for our customers and we have shipped to 35 countries to date. Sales to existing customers are continuing as we are seeing re-orders based on the successes that have been achieved in their respective markets. New sales are picking up, as we are able to promote and market the Company’s products to new regions of the world, providing cost effective, clean energy. The Company’s flow of raw material is now consistent and meets our stringent quality requirements and the supply chain issues, which were previously a cause for concern and limited the production of the SolarMill®, have been resolved.

We continue to deliver products to our valued partner in Jamaica, Jamaica Public Service Co. (JPS). JPS is delivering the SolarMill® to customers in the residential and business sectors both on and off grid. JPS is continuing to place orders with WindStream, drawing down from their existing $22MM Sales Order and we expect this flow of products to continue throughout the year. Our installation sizes have ranged from a single SolarMill® producing 2 kW’s on up to the installation completed for Myers, Fletcher, and Gordon of greater than 80 kW’s.

India continues to be of great importance to the Company as a market of more than 1 billion people that is faced with great energy challenges. Approximately 400 million people in India lack electricity while others endure continuous blackouts and unreliable power from the utilities. WindStream has created a subsidiary in India (“WS India”) for the manufacturing of the Company’s products in Hyderabad. I am proud to report that the Company has taken occupancy of the 50,000 sq. ft. facility, which is being configured to begin producing SolarMills, the first of which will come off the assembly line in the second quarter of this year. Our grand opening for the factory will be held on June 10, 2015 and will be attended by Ministers from various departments throughout federal, state and local Indian governments. To see our facility in Hyderabad, please visit our website under WS India.

The U.S. factory is currently supplying WS India with component parts to manufacture the products and this is expected to continue throughout the remainder of 2015 as WS India brings on the necessary tooling from which to manufacture the SolarMill® exclusively in India. We expect this process to be a 12-month transition to get to 100% vertical. The U.S. operation will continue to supply products to meet customer demand around the world.

In order to prepare and inform the market of the WindStream products, WS India is currently selling fully assembled SolarMills to customers throughout the country in high visibility markets and channels, driving interest and demand for the products as we build up our manufacturing capabilities. As a first step, we recently conducted a pilot with India’s Ministry of Railways on the South Central Railway head office building of the C-TARA (Centralized Training Academy For Railway Accounts) in Hyderabad. The success of this installation has resulted in a subsequent installation proposal, which will be on the Ministry of Railways building in the heart of the government sector of Delhi later this summer. This building sits directly across from the Parliament and will be seen by all those traveling in the area.

Moving on to Argentina, we have completed an installation for FIdeicomissum FITBA on Sierra del Tigre under a program called “PROINGED,” which is the Distributed Generation Incentive Program of the Province of Buenos Aires. The 6.5 kW SolarMill® installation was designed to illuminate a statue of Jesus Christ overlooking the city of Tandil. This statue is very similar to “Christ the Redeemer” on Mount Corcovado overlooking Rio de Janeiro, Brazil. This highly visible installation has been enthusiastically accepted in Argentina and has led to great interest from other customers throughout the country. A pictorial gallery of this installation is available on our website.

The Bahamas is where we have partnered with Walker Industries Ltd. (“Walker”) to pilot the TowerMill®, a custom configuration of the SolarMill® developed to provide reliable clean energy for communication towers globally. The concept of using green energy as an autonomous solution for communication towers is also the first of its kind in the Bahamas.

WindStream’s collaboration with Walker on the TowerMill® started in late 2014, and resulted in Walker selecting SolarMill® technology to pioneer the use of hybrid renewable energy in the Bahamas. The opportunity to create up to 24hr charging for batteries with solar and wind resources was determined to be the best fit to mitigate the ongoing energy challenges for the many telecommunications towers across the country. Standard solar arrays created space limitations at most sites, and with only a few hours to charge batteries daily, and required additional investment in energy storage.

The 10 kW TowerMill® was commissioned in April 2014, and has created strong interest in the SolarMill® in the Bahamas, particularly for off-grid applications. Coming out of this pilot, a rigorous business planning process is currently underway to identify additional sites, not only for the TowerMill®, but for broader residential and commercial SolarMill® applications in the Bahamas.

The continent of Africa offers huge potential for WindStream and its SolarMill® and TowerMill® products. Africa is home to nearly 600 million people (70% in Sub-Saharan Africa), who do not have access to electricity. Efforts such as Power Africa administered by USAID have committed $7 billion from the U.S. Government in loan guarantees and leveraged over $20 billion from the private sector for projects focusing on both on- and off-grid applications.

WindStream already has sales channels open in select countries in Africa, including: Ghana where we have installed four SM2-3Ps on two residences; Kenya; Liberia; and Nigeria, where we have delivered products to our distributor, O-Nab Concept Technologies, for SolarMills to be deployed in Ibadan, Nigeria’s third largest city. In Ghana, our distributor, Suka Wind and Power, has installed SolarMills on residential locations to begin showcasing the SolarMill® technology.

WindStream was also invited to participate in a Millennium Challenge Corporation (“MCC”) application for the country of Benin. This Request for Proposal was designed to identify suitable renewable energy technologies for the rural areas of Benin. The selection process is underway and we expect to hear from MCC in the coming months about our technology and to advance this initiative.

The Japanese market continues to be of great interest for the Company. Japan is trying to wean itself off of nuclear-generated power and promote the use of renewable energy products through generous government subsidies. The government recently announced a feed-in-tariff program for small wind devices under 20 kW in size and providing 55yen per kWh ($0.46 per kWh). Tosmo, Inc., our distributor in Japan, is in the final stages of evaluation and certification of the SolarMill® and we expect to have new orders for the Japanese market shortly.

As seen from the business traction above, there are exciting things happening for WindStream and we are hopeful that they will continue and flourish. The plan that I have for WindStream is no different today than it was when I started the Company over six years ago: build the best possible products for our customers, provide a product that can meet the needs of the user wherever they live and at the same time, improve the quality of life for those that can benefit from the access to clean energy. Everyday we strive to execute on these principles and as we do, WindStream will become an important global player in the new, distributed, energy marketplace.

I thank you for your time in reading this update and for your continued support for WindStream Technologies.

Sincerely,

/s/ Dan Bates
Dan Bates
Founder and President

About WindStream Technologies

Founded in 2008, WindStream Technologies, a public company (OTCQB: WSTI), is headquartered in North Vernon, Indiana. WindStream Technologies was established to create low-cost hybrid, renewable energy solutions for urban, suburban, and on and off-grid environments. Made in the USA, its patented SolarMill® technology is a distributed energy solution, which produces continuous renewable energy for customers that is always available. The Company’s products are sold globally. For more information please visit www.windstream-inc.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect” and “intend,” among others. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business and political conditions in the geographic areas in which we sell our products; weather and natural disasters; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged.

Investors should read the risk factors set forth in the Annual Report on Form 10-K/A filed with the SEC on April 22, 2015 and future periodic reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Media Contact:

Caitlin Ertel
certel@windstream-inc.com

Or

Mike Porter

Porter, LeVay and Rose

212.564.4700

mike@plrinvest.com